WARRANT AMENDMENT

REFERENCE is hereby made to the Warrants referred to in Schedule A hereto to purchase an aggregate of 125,000 shares of the Common Stock of bioMETRX, Inc., a Delaware corporation (the “Company”) in the names set forth on such Schedule A (the “Holder”) originally issued on or about December 28, 2006.

WHEREAS, the Company has determined that it is in its best interest to modify the Original Warrants to extend the exercise period set forth and extend the exercise date in the Original Warrants.

NOW THEREFORE, in consideration of the agreements set forth in this agreement and those related to the original issuance of the Original Warrants.

1.	CERTAIN DEFINITIONS.

(a) Except as otherwise provided in this agreement, all words and terms defined in the Original Warrants, have the same meanings in this agreement as such defined words and terms are given in the Original Warrants.

(b) “Warrant” means the Original Warrants, as supplemented and amended this agreement and as from time to time further supplemented and amended.

(c) “Amendment” means this agreement dated August 24, 2007.

2.	REDUCTION OF EXPIRATION PRICE

The Original Warrants are amended to read as follows:

“Exercise Price. The exercise price per share of the Common Stock under this Warrant shall  be $1.00, subject to adjustment hereunder (the “Exercise Price”).”

3.	EXTENSION OF EXPIRATION DATE

The Original Warrants are amended to read as follows:

“The Warrants may be exercised at any time at the option of the Holder until August 24,
2011 at an exercise price of $1.00 per share of common stock”.

4.	EFFECT OF ORIGINAL WARRANT

Except as supplemented and amended by this Amendment and such conforming changes as necessary to reflect the modification herein, all of the provisions of the Warrant shall remain in full force and effect from and after the effective date of this Agreement.

This Amendment has been duly authorized and approved by all required corporate action by the Company and does not violate the certificate of incorporation or by-laws of the Company.

bioMETRX, Inc.

By:
Mark Basile
Chief Executive Officer
Dated: August 24, 2007

J. Richard Iler
Secretary

SCHEDULE A

NAME	WARRANTS

Jane Petri	62,500

Joseph Panico	62,500